UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 11, 2023

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

LightPath Technologies, Inc.

Form 8-K

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 12, 2023, LightPath Technologies, Inc. (the “Company”) entered into a securities purchase agreement with each purchaser identified on the signature pages thereto (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”), an aggregate of 9,090,910 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for a purchase price of $1.10 per share. The Offering is expected to close on or about January 17, 2023, subject to customary closing conditions.

The Shares of Common Stock were offered and sold pursuant to a prospectus, dated March 1, 2022, and a prospectus supplement, dated January 12, 2023, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-262768).

Placement Agency Agreement

On January 12, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to serve as exclusive placement agent for the issuance and sale of the Shares of Common Stock. The Company has agreed to pay A.G.P. an aggregate cash fee equal to approximately 7.0% of the gross proceeds from the sale of 7,265,910 shares of Common Stock offered in this Offering, and equal to 3.5% of the gross proceeds from the sale of 1,825,000 shares of our Common Stock offered in this Offering. Pursuant to the Placement Agency Agreement, the Company also agreed to pay A.G.P. $65,000, as well as non-accountable expenses equal to $15,000. The Placement Agency Agreement has indemnity and other customary provisions for transactions of this nature. A copy of the Placement Agency Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The foregoing description of the Purchase Agreement and the Placement Agency Agreement are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement and the Placement Agency Agreement, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Baker & Hostetler, LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 8.01. Other Events.

On February 15, 2022, the Company entered into a Sales Agreement (the “Sales Agreement”) with A.G.P., as sales agent, pursuant to which the Company may offer and sell, from time to time, through A.G.P. shares of its Class A Common Stock having an aggregate offering price of up to $25.2 million. The Company filed on March 1, 2022 a prospectus supplement (the “Prospectus Supplement”) to the prospectus included in its effective registration statement on Form S-3 (File No. 333-262768) with respect to offers and sales of common stock pursuant to the Agreement. To date, the Company has sold no shares of common stock pursuant to the Agreement. On January 12, 2023, the Company filed a Prospectus Supplement to supplement and amend, as of January 11, 2023, the Prospectus to reduce the maximum aggregate offering price of Shares of Class A Common Stock that may be offered, issued and sold under the Sales Agreement. Accordingly, the Company may offer and sell Shares of Class A Common Stock having a maximum aggregate offering price of up to $1,900,000 from time to time through the Agent, acting as the Company’s sales agent or principal in accordance with the Sales Agreement.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Baker & Hostetler, LLP

10.1	Form of Securities Purchase Agreement, dated as of January 12, 2023, between the Company and each purchaser named in the signature pages thereto

23.1	Consent of Baker & Hostetler, LLP (included in Exhibit 5.1)

99.1	Placement Agency Agreement, dated as of January 12, 2023, between the Company and A.G.P./Alliance Global Partners

99.2	Press Release issued January 11, 2023 (furnished pursuant to Item 8.01)

99.3	Press Release issued January 12, 2023 (furnished pursuant to Item 8.01)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: January 12, 2023	By:	/s/ Albert Miranda
Albert Miranda Chief Financial Officer

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